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                                                                    EXHIBIT 23.3

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

King Holding Corp.:


     We consent to the use in this Amendment No. 2 to Registration Statement 333-02703 of The Providence Journal Company on Form S-1 of our report dated February 10, 1995 relating to the consolidated financial statements of King Holding Corp. for the two years ended December 31, 1994, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of King Holding Corp., listed in Item 16. This financial statement schedule is the responsibility of King Holding Corp.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/S/  DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 18, 1996